Arden Group, Inc.

CONTACT:	Patricia S. Betance Assistant Secretary

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces Stock Purchase

LOS ANGELES, CA January 23, 2006 – On January 19, 2006, Arden Group, Inc. (Nasdaq–ARDNA) purchased 78,900 shares of its Class A Common Stock in an unsolicited private transaction with an unrelated party for an aggregate purchase price of approximately $6,474,000.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 full-service supermarkets in Southern California carrying both perishable and grocery products.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842
2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950